Exhibit 5

March 10, 2003

                                                 Our File No. 2003513-2035130163

California Water Service Group
1720 North First Street
San Jose, California  95112

Attention:        Peter C. Nelson
                  President and Chief Executive Officer

Registration Statement on Form S-3 of California Water
Service Group ("Universal Shelf")

Ladies and Gentlemen:

We are acting as counsel to California Water Service Group, a Delaware corporation (the "Group"), in connection with its registration statement on Form S-3 (the "Registration Statement") to be filed of even date herewith with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed public offering of up to $120,000,000 aggregate initial offering price of the following securities of the Group:

         (i)      debt securities (the "Debt Securities");

         (ii)     shares of preferred stock (the "Preferred  Stock"); and

         (iii) shares of common stock, $0.01 par value per share (the "Common Stock").

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California Water Service Group
Attention: Peter C. Nelson
March 10, 2003
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The Debt  Securities,  the  Preferred  Stock and the  Common  Stock  are  herein referred to as the "Registered Securities." The Registered Securities may be offered and sold by the Group from time to time pursuant to Rule 415 under the Securities Act as set forth in the base prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus or term sheets that may be filed under the Securities Act. This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 CFR Section 229.601(b)(5), in connection with the filing of the Registration Statement.

As such counsel, we have reviewed the corporate proceedings taken by the Group with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Group, and such certificates and records of public officials, and such other documents, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon certificates of officers of the Group, and have assumed, without independent inquiry, the accuracy of those certificates. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any applicable document.

For purposes of this opinion letter, we have assumed that:

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California Water Service Group
Attention: Peter C. Nelson
March 10, 2003
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         (i)      the  issuance,  sale,  amount,  and  terms  of the  Registered
                  Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Group, and in accordance with the Certificate of Incorporation of the Group, as amended from time to time, the By-laws of the Group as amended from time to time, and applicable Delaware law and that, at the time of each such issuance and sale of such Registered Securities, the Group will continue to be validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to issue and sell all such Registered Securities at such time and will have received any required approvals of any governmental authority or agency in connection therewith;

         (ii) any Debt Securities will be issued pursuant to an indenture (each, an "Indenture"), entered into by the Group and a duly qualified trustee (each, a "Trustee"), substantially in the form of the form of indenture filed as Exhibit 4 to the Registration Statement, and such Debt Securities will be in the form of such Debt Security contained in or approved in accordance with such Indenture, such Debt Securities will have been duly executed, issued and delivered on the part of the Group, and authenticated by the Trustee pursuant to the Indenture and that, at the time any Debt Securities are so issued, the related Indenture will have been executed and delivered by, and will constitute a valid, binding, enforceable agreement of the Group and the applicable Trustee party thereto;

         (iii) any shares of Preferred Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Certificate of Incorporation of the Group, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time, and will be issued pursuant to the Certificate of Incorporation of the Group and a Certificate of Designations (the "Certificate of Designations")

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California Water Service Group
Attention: Peter C. Nelson
March 10, 2003
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                  the  terms of which  will be in  compliance  with the  General
                  Corporation Law of the State of Delaware, and will be duly authorized by the Board of Directors of the Group or a properly authorized committee thereof and duly executed on behalf of the Group and filed with the Secretary of State of Delaware; and

         (iv) any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the Certificate of Incorporation of the Group, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.

Each opinion set forth below is subject to the following general qualifications:

         (a) The enforceability of any obligation of the Group under the Debt Securities or otherwise may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of the Group under the Debt Securities or otherwise.

         (b) No opinion is given herein as to the availability of any specific or equitable relief of any kind or as to the enforceability of any particular contractual provision relating to remedies after default.


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California Water Service Group
Attention: Peter C. Nelson
March 10, 2003
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         (c)      The  enforcement  of any  rights  of the  holders  of the Debt
                  Securities and any Trustee may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (whether such enforcement is considered in a proceeding at law or in equity).

         (d)      We  express  no  opinion  as  to  the  enforceability  of  any particular provision of any of the Debt Securities constituting or relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue,
                  (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) the grant of powers of attorney or proxies to any holders of the Debt Securities or any Trustee, (v) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vi) waivers or variations of provisions which are not capable of waiver or variation under Section 1-102, 9-602 or 9-603 or other provisions of the Uniform Commercial Code of any applicable jurisdiction, (vii) provisions of the Debt Securities rendered ineffective or unenforceable by Section 2A-303, 9-406, 9-407 or 9-408 of the Uniform Commercial Code of any applicable jurisdiction, (viii) the grant of powers of attorney or proxies to any holders of the Debt Securities or any Trustee,
                  (ix) submission to binding arbitration, or (x) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture."

         (e) No opinion is given herein as to the effect of usury laws or other laws regulating the maximum rate of interest which may be charged, taken or received of any jurisdiction.


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California Water Service Group
Attention: Peter C. Nelson
March 10, 2003
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         (f)      No opinion  is given  herein as to the  enforceability  of any particular provision of any agreement or instrument relating to indemnification under any securities or other laws or contribution in lieu of such indemnification.

         (g) No opinion is given herein as to the enforceability of any particular provision of any of the Registered Securities or of any agreement or instrument relating to or constituting:

                  (i)      time of the essence clauses;

                  (ii) provisions which may be rendered ineffective or unenforceable by Section 1670.5 of the California Civil Code, which provides that a court may refuse to enforce a contract or limit the application thereof or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made;

                  (iii)   acceleration   of  future   amounts  due  (other  than
                  principal) without appropriate discount to present value; and

                  (iv) provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative, may be exercised without notice, may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or another remedy.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to (i) the internal, substantive laws of the State of California as applied by courts located in California without regard to choice of law, (ii) the General Corporation Law of the State of Delaware as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws, and (iii) solely with respect to the Debt Securities, the internal, substantive laws of the State of California as

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California Water Service Group
Attention: Peter C. Nelson
March 10, 2003
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applied by courts located in California without regard to choice of law, in each case to the extent that the same may apply to or govern such transactions. We note that any Debt Securities will contain a provision stating that they shall be governed by, and construed in accordance with, the laws of the State of California (the "California Chosen-Law Provision"). No opinion is given herein as to the California Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the Debt Securities.

To the extent that the obligations of the Group under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee thereunder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by such Indenture; that such Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

Based upon the foregoing, we are of the opinion that:

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California Water Service Group
Attention: Peter C. Nelson
March 10, 2003
Page 8


         1. Following effectiveness of the Registration Statement and the due execution and delivery of an Indenture by the Group and the Trustee named therein, the Debt Securities registered under the Registration Statement, when duly authorized, executed, authenticated and delivered against the full payment specified therefor in accordance with the terms of the Indenture and a definitive purchase, underwriting or similar agreement and any other necessary agreement pertaining thereto as described in the Registration Statement, will constitute binding obligations of the Group in accordance with their terms.

         2. Following effectiveness of the Registration Statement, the shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor in accordance with the terms of a definitive purchase, underwriting or similar agreement and any other necessary agreement pertaining thereto as described in the Registration Statement, which shall not have a value less than the par value thereof, will be validly issued, fully paid and nonassessable.

         3. Following effectiveness of the Registration Statement, the shares of Common Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor in accordance with the terms of a definitive purchase, underwriting or similar agreement and any other necessary agreement pertaining thereto as described in the Registration Statement, which shall not have a value less than the par value thereof, will be validly issued, fully paid and nonassessable.

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California Water Service Group
Attention: Peter C. Nelson
March 10, 2003
Page 9


This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement and in any supplemental registration statement relating to the offering referred to in the Registration Statement that is hereafter filed pursuant to Rule 462(b) of the Commission under the Securities Act. In rendering this opinion and giving this consent, we do not admit that we are an "expert" within the meaning of
Section 7 of the Securities Act and the Rules of the Commission thereunder.

Very truly yours,


/s/ Bingham McCutchen LLP
BINGHAM MCCUTCHEN LLP